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                                                                 Exhibit 99.1

[logo SOFTWARE AG]                                              PRESS RELEASE

Software AG to acquire SAGA Systems Inc. for US$360 million

Establish a significant North American platform for accelerated growth

Highlights

 .  Software AG is to acquire SAGA Systems Inc. for US$11.50 per share in cash

 . Software AG acquires significant direct distribution channel in North and South America, Japan and Israel

 . Software AG gains direct access to North American blue chip customer base of over 1500 customers including many medium and large corporations and government agencies

 .  Following acquisition, North American operation expected to account for some
   40% of worldwide license and maintenance revenue and provide strong platform for substantial Electronic Business products growth

 . Acquisition expected to be highly accretive to Software AG's earnings in 2001 and thereafter, excluding one-time costs

 .  Expected closure in Q1 2001

November 2, 2000, Darmstadt, Germany; Reston, VA, U.S.A. - Software AG and SAGA Systems Inc. (SAGA) announced today that Software AG will acquire all outstanding common stock in SAGA Systems for US$11.50 per SAGA Systems share in cash, for a total transaction value of approximately US$360 million. SAGA's markets and services Software AG's products in North and South America, Japan and Israel. In addition, SAGA Systems licences and services its own enterprise application integration product, Sagavista. SAGA Systems is headquartered in Reston, Virginia, U.S.A. and employs nearly 800 people. In the 12 months ended 30 September, 2000, SAGA Systems had revenues of US$196 million.
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Dr. Erwin Konigs, CEO of Software AG, said, commenting on the acquisition:

"We are extremely pleased to announce the acquisition of SAGA Systems. The territories where SAGA Systems operates are of utmost importance to Software AG. It makes great strategic sense for Software AG to gain direct control of our business in North and South America, Japan and Israel and to offer our customers a superior platform for all our Electronic Business technology and services offerings. The transaction will enable Software AG to enhance its position as one of the largest global software companies and is an important milestone towards our goal of becoming the world leader in Electronic Business enabling software based on XML technology."

Dan Gillis, CEO of SAGA Systems, said, commenting on the transaction: "We have grown SAGA Systems from a US$157 million revenue business in 1996 to just over US$196 million for the last 12 months ended September 30, 2000. During this period, we took SAGA Systems public, created Sagavista, an enterprise application integration product, and built up a very profitable business. We now believe that it is in the best interest of our shareholders, customers and employees to be unified under common ownership with Software AG and are very pleased to announce and recommend this transaction."

Compelling Strategic Rationale

With the acquisition of SAGA, Software AG will gain direct access to the large customer base in North and South America, Japan and Israel. The combined sales force will provide Software AG with a powerful platform for accelerating growth of its world class Electronic Business products in the North American market.

North America is the single largest information technology market in the world and it is a key priority for Software AG to expand significantly its presence there. The U.S. leads the market for B2B e-commerce and



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XML technologies in which Software AG is a pioneering force. In the U.S.,
Software AG currently sells its Electronic Business products such as Tamino, the award winning native XML database for e-business applications, through Software AG Inc., a recently founded California-based subsidiary. SAGA has a strong distribution and service platform in North America with intimate knowledge of customer requirements and long-standing relationships. Software AG will use the strong cash flow from SAGA's core business to achieve rapid penetration of Software AG's new Electronic Business products in the North American market. As has been Software AG's experience in the European market, the new North American operation is expected to win major reference customers for Software AG's XML product line. Software AG's Electronic Business products have boosted revenue growth by more than 100% year on year, increasing from almost no revenue in 1998 to over 30% share of license revenue in the most recent quarter. Software AG will implement its highly successful sales and marketing strategy worldwide and establish the foundation for continued strong growth with SAGA Systems.

The acquisition gives Software AG full access to the other markets of the NAFTA zone, Canada and Mexico as well as to the markets of South America and Israel.

Japan, the largest internet and IT market in Asia, is also an important part of the acquisition. Software AG's flagship product Tamino recently has won several awards in Asia. "Given Japan's advanced developments in internet applications and mobile commerce, we see significant opportunities to penetrate the Japanese market with Tamino by working closely with our Japanese distribution partner", comments Dr. Konigs.

In combination with Software AG's indirect sales channel strategy, which successfully attracted major U.S. partners to promote its cutting edge XML product line, North America should become the leading market for




Software AG to acquire SAGA Systems Inc. for US$360 million              Page 3
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sales of Software AG's Electronic Business products within a short time. The transaction therefore marks a major breakthrough for Software AG's worldwide growth strategy.

Integration and Strategic Action

Software AG will combine the North American operations of Software AG and SAGA Systems into a single operating unit. Software AG, with its new headquarters in Reston, VA., and a major branch office in San Ramon, CA, will be present in 14 major business locations across the U.S. Software AG expects to incur a one-time cost of up to Euro 20 million in 2001. The transaction is expected to be significantly revenue and earnings enhancing to Software AG, excluding one-time costs.

To ensure seamless integration, Software AG will make appropriate management retention arrangements for key SAGA Systems management and employees.

Terms of the Acquisition

Under the terms of the merger agreement, each stockholder of SAGA Systems will receive US$11.50 in cash per share of common stock. Thayer Capital will receive a one year note equal to a principal amount of US$ 11.50 per share in lieu of cash for approximately 65% of its common stock and cash for the remaining common stock.

SAGA Systems' Board of Directors has unanimously approved the merger agreement subsequent to receiving a fairness opinion from its financial advisor that US$11.50 per share of common stock was fair, from a financial point of view, to the stockholders of SAGA Systems. Software AG's Supervisory Board has also unanimously approved the merger agreement. The merger agreement is subject to customary terms and conditions, including the approval by SAGA 's stockholders.

Thayer Capital and Dan Gillis, representing 37.3% of the outstanding shares of SAGA, have entered into a stockholders agreement with Software AG in which Thayer Capital and Dan Gillis agree to vote in


Software AG to acquire SAGA Systems Inc. for US$360 million              Page 4
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favor of the merger. Software AG owns an additional 7.5% of the outstanding shares of SAGA and has agreed to vote in favor of the merger. The stockholders agreement terminates upon termination of the merger agreement.

SAGA Systems plans to file with the Securities and Exchange Commission, and to mail to its stockholders, a proxy statement in connection with the stockholders' meeting at which SAGA Systems stockholders will be asked to adopt and approve the merger agreement.

The acquisition of SAGA Systems is expected to close in Q1 2001.

UBS Warburg is acting as financial advisor to Software AG and Updata Capital Inc. is acting as financial advisor to SAGA Systems.


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            | Please visit us on the Internet: www.softwareag.com |
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Software AG, Darmstadt, Germany, is Europe's largest system software provider and a major global player offering cutting edge technology for data management and electronic business. Since 1998 the company has focused its development activities on XML products for the Internet. With more than 2,700 employees and representatives in 60 countries, Software AG achieved sales revenue of Euro 366 million in 1999. Its distribution and technology partners include market leaders such as IBM, Microsoft and SCO as well as innovative IT solutions providers like Extensibility, Softquad and Instranet. Software AG's products control the central IT processes of thousands of renowned companies worldwide. Some examples of these are Lufthansa, British Sky Broadcasting, ZDF, Dresdner Bank AG, Swiss Post, DaimlerChrysler, Deutsche Bahn AG (German Rail), BP and VIAG Interkom. Software AG is listed on the Frankfurt Stock Exchange (MDAX, Security identification number 724260 / SOWG.F).

Until March 1997, SAGA Systems was a wholly-owned subsidiary of Software AG, at which time the senior management of SAGA Systems together with Thayer Capital acquired 90% of the share capital. In November 1997, SAGA Systems completed an initial public offering and listing on NYSE, followed by a secondary offering in May 1998. Currently, approximately 7% of the share capital is held by Software AG.

SAGA Systems has the exclusive right to distribute and service Software AG's ADABAS and Natural products in North America, South America, Japan and Israel. SAGA Systems also has rights to distribute and service Software AG's other products on a non-exclusive basis. A royalty of 24% of the net revenues derived from the distribution of Software AG's products and the related maintenance is payable to Software AG, subject to certain minimum payments.


Software AG to acquire SAGA Systems Inc. for US$360 million              Page 5
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SAGA SOFTWARE, Inc.
SAGA, based in Reston, Virginia, offers a full suite of e-business integration and enterprise systems software that extend and support billions of mission critical transactions daily for some of the world's largest organizations. SAGA's products and services leverage existing IT investments by connecting customers' legacy and packaged applications with the newest e-business processes and applications-thereby enabling its customers to access their information from the heart of the enterprise to the desktop.

*SAGA's parent company is traded on the New York Stock Exchange under the symbol AGS. For further information, please visit the Company's Web site at www.sagasoftware.com.

For further information please contact:
---------------------------------------

Otmar F. Winzig                         Samir Gulati
VP Corporate Communications             VP, Marketing
Software AG                             SAGA SOFTWARE Inc.
Uhlandstra/\e 12
D-64297 Darmstadt

Tel.: +49-6151-92-1541                  703-391-6609
Fax: +49-6151-92-1933
press@softwareag.com                    Samir.Gulati@sagasoftware.com
www.softwareag.com

The announcement contains forward-looking statements based on beliefs of Software AG management and SAGA Systems, Inc. management. Such statements reflect current views of Software AG and SAGA Systems, Inc. with respect to future events and results and are subject to risks and uncertainties. Actual results may vary materially from those projected here, due to factors including changes in general economic and business conditions, changes in currency exchange, the introduction of competing products, lack of market acceptance of new products, services or technologies and changes in business strategy. Software AG nor SAGA Systems, Inc. intend or assume any obligation to update these forward-looking statements.



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